Exhibit 16.1

February 22, 2024

United States Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Commissioners:

We have read the statements under item 4.01 of the Current Report on Form 8-K of Sigma Additive Solutions, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission on or about February 22, 2024. We agree with the statements concerning our Firm in such Form 8-K.

Yours sincerely

/s/ TPS Thayer, LLC
TPS Thayer, LLC

Sugar Land, Texas